Exhibit 4.1

INVERNESS MEDICAL INNOVATIONS, INC.,
as Issuer,
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

INDENTURE

Dated as of May 12, 2009

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ARTICLE ELEVEN

SINKING FUNDS

SECTION 11.01.	Applicability of Article	48
SECTION 11.02.	Satisfaction of Sinking Fund Payments with Securities	49
SECTION 11.03.	Redemption of Securities for Sinking Fund	49

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CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section

§ 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
(c)	Not Applicable
§ 311(a)	7.11
(b)	7.11
(c)	Not Applicable
§ 312(a)	2.06
(b)	10.03
(c)	10.03
§ 313(a)	7.06
(b)	7.06
(c)	7.06
(d)	7.06
§ 314(a)	4.04, 4.06; 10.05
(b)	Not Applicable
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.05
(f)	Not Applicable
§ 315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
§316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	Not Applicable
(a)(last sentence)	2.10
(b)	6.07
(c)	9.04
§317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
§ 318(a)	10.01

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Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

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     INDENTURE dated as of May 12, 2009 between Inverness Medical Innovations, Inc., a Delaware corporation, as Issuer (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).
THIS INDENTURE WITNESSETH
          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture:
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. Definitions.
          Set forth below are certain defined terms used in this Indenture.
          “Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Issuer in respect of certain taxes imposed on Holders specified herein or therein and which are owing to such Holders.
          “Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlling,” “controlled by,” and “under common control” shall have correlative meanings.
          “Agent” means any Registrar, Paying Agent or Service Agent.
          “amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.
          “asset” means any asset or property.
          “Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.
          “Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five (5) days in each calendar week and of general circulation in the place in connection with which the term is used. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given by the Trustee shall constitute a sufficient publication of such notice.
          “Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
          “Bearer Security” means any Security, including any interest coupon appertaining thereto, that does not provide for the identification of the Holder thereof.
          “Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person, and (iv) in any other case, the functional equivalent of the foregoing.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been adopted by the Board of Directors of the Issuer or pursuant to authorization by the Board of Directors of the Issuer and to be in full force and effect on the date of the certificate and delivered to the Trustee.
          “Business Day” means, unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate for a particular Series of Securities, a day other than a Saturday, Sunday or other day on which banking institutions in the City of New York, New York are authorized or required by law to close.
          “Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.
          “Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
          “Corporate Trust Office” means the corporate trust office of the Trustee located at 100 Wall Street, 16th Floor, New York, New York 10005, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be administered.
          “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
          “Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
          “Depository” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depository for such Series by the Issuer, which Depository shall be a clearing agency registered under the Exchange Act, and if at any time there is more than one such Person, “Depository” as used with respect to the Securities of any Series shall mean the Depository with respect to the Securities of such Series.

          “Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.
          “Dollars” and “$” means the currency of The United States of America.
          “ECU” means the European Currency Unit as determined by the Commission of the European Union.
          “Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.
          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
          “Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board of Directors or committee.
          “Foreign Currency” means any currency or currency unit issued by a government other than the government of The United States of America.
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time, unless otherwise provided for in a particular Series of Securities by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate.
          “Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.02 evidencing all or part of a Series of Securities, issued to the Depository for such Series or its nominee, and registered in the name of such Depository or nominee.
          “guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such

Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), and “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.
          “Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to alter the risks to that Person arising from fluctuations in interest rates, (2) agreements or arrangements designed to alter the risks to that Person arising from fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.
          “Holder” means a Person in whose name a Security is registered or the holder of a Bearer Security.
          “incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation.
          “Indebtedness” of any Person at any date means, without duplication:
          (1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);
          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
          (3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;
          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except (i) trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and (ii) customary adjustments of purchase price, contingent payments, earnout payments or similar obligations of such Person arising under any of the documents pertaining to any acquisition of any Person or assets or Equity Interests of any Person or any sale, transfer or other disposition of assets to any Person;
          (5) all Capitalized Lease Obligations of such Person;
          (6) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
          (7) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, however, that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;
          (8) all Attributable Indebtedness;
          (9) to the extent not otherwise included in this definition, Hedging Obligations of such Person, determined as the net amount of all payments that would be required to be made in respect thereof in the event of a termination (including an early termination) on the date of determination; and
          (10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.
          The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.
          “Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, and shall include the form and terms of particular Series of Securities established as contemplated hereunder.
          “interest” with respect to any Discount Security which by its terms bears interest only after a Maturity Date, means interest payable after such Maturity Date.
          “Issuer” means the party named as such above until a successor replaces it and thereafter means the successor.
          “Issuer Order” means a written order signed in the name of the Issuer by an Officer, who must be the Issuer’s principal executive officer, principal financial officer or principal accounting officer.
          “Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof.
          “Maturity Date,” when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

          “Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary.
          “Officers’ Certificate” means a certificate signed by two Officers (on behalf of the Issuer in their representative capacities, and not in their individual capacities).
          “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may (but need not) be an employee of, or counsel to, the Issuer or the Trustee.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
          “Plan of Liquidation,” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.
          “principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.
          “redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value, and “redemption” has a correlative meaning.
          “Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office or equivalent office, group or department of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.
          “Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.
          “SEC” means the U.S. Securities and Exchange Commission.

          “Securities” means the debentures, notes or other debt instruments of the Issuer of any Series authenticated and delivered under this Indenture.
          “Securities Act” means the U.S. Securities Act of 1933, as amended.
          “Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Issuer created pursuant to Sections 2.01 and 2.02 hereof.
          “Stated Maturity” means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Subsidiary” means, with respect to any Person:
          (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).
          Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.
          “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.
          “U.S. Government Obligations” means direct, non-callable obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

SECTION 1.02. Other Definitions.

DEFINED IN
TERM	SECTION

“Covenant Defeasance”	8.02
“Event of Default”	6.01
“Journal”	10.14
“Judgment Currency”	10.15
“Legal Defeasance”	8.02
“mandatory sinking fund payment”	11.01
“Market Exchange Rate”	10.14
“New York Banking Day”	10.15
“optional sinking fund payment”	11.01
“Paying Agent”	2.04
“Registrar”	2.04
“Required Currency”	10.15
“Service Agent”	2.04
“Successor”	5.01
SECTION 1.03. Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:
     “indenture securities” means the Securities.
     “indenture security holder” means a Holder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Issuer and any other obligor on the Securities.
     All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.
SECTION 1.04. Rules of Construction.
     Unless the context otherwise requires:
          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
          (3) references to “generally accepted accounting principles” and “GAAP” shall mean generally accepted accounting principles or GAAP in effect as of the time and for the period as to which such accounting principles are to be applied;
          (4) “or” is not exclusive;
          (5) words in the singular include the plural, and words in the plural include the singular;
          (6) all references in this Indenture to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and provisions of this Indenture, unless otherwise indicated;
          (7) provisions apply to successive events and transactions;
          (8) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
          (9) the words “including,” “includes” and similar words shall not be limiting and shall be deemed to be followed by “without limitation.”
ARTICLE TWO
THE SECURITIES
SECTION 2.01. Issuable in Series.
          The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, supplemental indenture or Officers’ Certificate detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of this Indenture.
SECTION 2.02. Establishment of Terms of Series of Securities.
          At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Section 2.02(a), and either as to such Securities within the Series or as to the Series generally in the case of Sections 2.02(a) through 2.02(y)) by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate pursuant to authority granted under a Board Resolution:
          (a) the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);
          (b) the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;
          (c) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.07, 2.08, 2.11, 3.06 or 9.05);
          (d) the date or dates on which the principal of the Securities of the Series is payable;
          (e) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;
          (f) the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities of such Series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means;
          (g) if applicable, the period or periods within which, the price or prices at which and the other detailed terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Issuer;
          (h) the obligations, if any, of the Issuer to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the date or dates on which or period or periods within which, the price or prices at which and the other detailed terms and provisions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligations;
          (i) if other than denominations of $1,000 and integral multiples thereof, the denominations in which the Securities of the Series shall be issuable;
          (j) the forms of the Securities of the Series in bearer or fully registered form (and, if in fully registered form, whether the Securities will be issuable as Global Securities);

          (k) if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon acceleration or declaration of acceleration of the maturity thereof pursuant to Section 6.02;
          (l) the currency of denomination of the Securities of the Series, which may be in Dollars or any Foreign Currency;
          (m) the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of the Series will be made;
          (n) if payments of principal of or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;
          (o) the terms, if any, of subordination of the Securities of the Series;
          (p) the terms, if any, of any guarantee of the Securities of the Series by any of the Issuer’s Subsidiaries, whether any such guarantee shall be made on a senior or subordinated basis and, if applicable, the terms of subordination of any such guarantee;
          (q) any provisions relating to any security provided for the Securities of the Series or any guarantees by any of the Issuer’s Subsidiaries (including any security to be provided by any such Subsidiary guarantor);
          (r) any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;
          (s) any addition to or change in the covenants set forth in Articles Four or Five which applies to Securities of the Series;
          (t) the provisions, if any, relating to conversion of any Securities of such Series into Equity Interests, including if applicable, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the Holders thereof or at the option of the Issuer, the events requiring an adjustment of the conversion price and provisions affecting conversion if such Series of Securities are redeemed;
          (u) any exchange features of the Securities of such Series;
          (v) any addition to or change in the provisions relating to satisfaction and discharge of Obligations under this Indenture with respect to the Securities of such Series, or in the provisions relating to legal defeasance or covenant defeasance under this Indenture with respect to the Securities of such Series;
          (w) any addition to or change in the provisions relating to modification of this Indenture both with and without the consent of Holders of the Securities of such Series;

          (x) any other terms or provisions of the Securities of the Series (which may amend, supplement, modify or delete any provision of this Indenture insofar as it applies to such Series); and
          (y) any registrars, paying agents, service agents, depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein.
          All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers’ Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers’ Certificate.
SECTION 2.03. Execution and Authentication.
          One Officer of the Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Securities for the Issuer by manual or facsimile signature.
          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.
          A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
          The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, upon receipt by the Trustee of an Issuer Order. Such Issuer Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate.
          The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture or Officers’ Certificate delivered pursuant to Section 2.02, except as provided in Section 2.08.
          Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on: (i) the Board Resolution, supplemental indenture or Officers’ Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (ii) an Officers’ Certificate complying with Section 10.05, and (iii) an Opinion of Counsel complying with Section 10.05.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by shall determine that such action would expose the Trustee to personal liability.
SECTION 2.04. Registrar and Paying Agent.
          The Issuer shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.02, an office or agency where (a) Securities of such Series may be surrendered for registration of transfer or exchange (“Registrar”), (b) Securities of such Series may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Issuer in respect of the Securities of such Series and this Indenture may be served (“Service Agent”). The Issuer may act as Registrar or Paying Agent. The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Service Agent” includes any additional service agent. The Issuer hereby appoints the Trustee the initial Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued. The Issuer will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent. If at any time the Issuer shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.
          The Issuer may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.02 for Securities of any Series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent.

SECTION 2.05. Paying Agent to Hold Assets in Trust.
          The Issuer shall require each Paying Agent other than the Trustee or the Issuer or any Subsidiary to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Issuer or any other obligor on the Securities), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Securities) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed, and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of any Series of Securities all money held by it as Paying Agent.
SECTION 2.06. Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of each Series of Securities and shall otherwise comply with Trust Indenture Act § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least ten (10) days before each interest payment date with respect to any Series of Securities and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Holders of such Series of Securities, which list may be conclusively relied upon by the Trustee.
SECTION 2.07. Transfer and Exchange.
          Subject to Section 2.14, where Securities of a Series are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.06 or 9.05).
          Without the prior written consent of the Issuer, the Registrar shall not be required to register the transfer of or exchange Securities of any Series (i) during the period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of

Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or (ii) selected, called or being called for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of such Securities, if any.
SECTION 2.08. Replacement Securities.
          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate and deliver a replacement Security of the same Series if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Issuer and the Trustee may each charge such Holder for its reasonable out-of-pocket expenses in replacing a Security pursuant to this Section 2.08, including reasonable fees and expenses of counsel and of the Trustee.
          Every replacement Security of any Series issued pursuant to this Section in lieu of any lost, destroyed or wrongfully taken Security shall constitute an original additional contractual obligation of the Issuer, whether or not the lost, destroyed or wrongfully taken Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.
          In case any such mutilated, destroyed, lost or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.
          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Securities.
SECTION 2.09. Outstanding Securities.
          Subject to Section 2.10, the Securities outstanding at any time are all the Securities authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to Section 2.10, a Security does not cease to be outstanding because the Issuer or any of its Affiliates holds the Security.
          If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
          If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of the Issuer) holds on the Maturity Date of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.
          In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity Date thereof pursuant to Section 6.02.
          If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on any redemption date or the Maturity Date the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds cash in Dollars or U.S. Government Obligations, or a combination thereof, in amounts sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.
SECTION 2.10. Treasury Securities.
          In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver Securities of a Series owned by the Issuer or an Affiliate of the Issuer shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that the Trustee knows are so owned shall be so disregarded.
SECTION 2.11. Temporary Securities.
          Until definitive Securities of a Series are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities upon an Issuer Order. Temporary Securities shall be substantially in the form of definitive Securities of the same Series but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities of the same Series and Maturity Date in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities of the same Series.
SECTION 2.12. Cancellation.
          The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Certification of the destruction of all cancelled Securities shall be delivered to the Issuer upon request by the Issuer. Subject to Section 2.08, the Issuer may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Issuer or any of its Subsidiaries shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.
SECTION 2.13. Defaulted Interest.
          If the Issuer defaults in a payment of interest on the Securities of any Series, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are the Holders of the Securities of such Series on a subsequent special record date, which date shall be the fifteenth (15th) day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least fifteen (15) days before any such subsequent special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.
SECTION 2.14. Global Securities.
          (a) Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depository for such Global Security or Securities.
          (b) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.07 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.07 of this Indenture for Securities registered in the names of Holders other than the Depository for such Security or its nominee only if (i) such Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuer fails to appoint a successor Depository registered as a clearing agency under the Exchange Act within ninety (90) days of such event, (ii) the Issuer executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depository shall direct in writing in an aggregate amount equal to the principal amount of the Global Security with like tenor and terms. Except as provided in this Section 2.14(b), a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.
          (c) Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

     “This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.”
          (d) Acts of Holders. The Depository, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.
          (e) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.
          (f) Consents, Declaration and Directions. Except as provided in Section 2.09 (last sentence), the Issuer, the Trustee and any Agent shall treat a Person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depository with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.
SECTION 2.15. CUSIP and ISIN Numbers.
          The Issuer in issuing the Securities may use “CUSIP” or “ISIN” numbers, and if so, the Trustee shall use the “CUSIP” or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the “CUSIP” or “ISIN” numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Issuer will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.
ARTICLE THREE
REDEMPTION
SECTION 3.01. Notices to Trustee.
          The Issuer may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Issuer wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the redemption date and the principal amount of Series of Securities to be redeemed. The Issuer shall give the notice of redemption to the Trustee at least forty-five (45) days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing), together with such documentation and records as shall enable the Trustee to select the Securities to be redeemed.
SECTION 3.02. Selection of Securities to be Redeemed.
          Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, if less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of the Series to be redeemed as follows:
          (1) if such Securities are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Securities are listed; or
          (2) if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate.
          In the event of partial redemption, the Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than $1,000. Securities of the Series and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Subsection 2.02(i), the minimum principal denomination for each Series and integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.
SECTION 3.03. Notice of Redemption.
          Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, at least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail, postage prepaid, to each Holder whose Securities are to be redeemed and if any Bearer Securities are outstanding, publish on one occasion a notice in an Authorized Newspaper (except that a redemption referred to in Article Eight may be more than sixty (60) days before the applicable redemption date). At the Issuer’s request, the Trustee shall forward the notice of redemption in the Issuer’s name and at the Issuer’s expense. Each notice for redemption shall identify the Securities of the Series to be redeemed (including the CUSIP or ISIN number, if any) and shall state:
          (1) the date fixed for the redemption of such Securities;
          (2) the price fixed for the redemption of such securities;
          (3) the name and address of the Paying Agent;

          (4) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price therefor;
          (5) that interest on Securities of the Series called for redemption shall cease to accrue on and after the redemption date thereof, and the only remaining right of the Holders of such Securities shall be to receive payment of the redemption price therefor upon surrender to the Trustee or Paying Agent of the Securities to be redeemed; and
          (6) any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.
          At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense.
SECTION 3.04. Effect of Notice of Redemption.
          Once notice of redemption is mailed or published as provided in accordance with Section 3.03, Securities of a Series called for redemption shall become due and payable on the redemption date and at the redemption price therefor. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date; provided that installments of interest whose Stated Maturity is on or prior to the redemption date shall be payable to the Holders of such Securities (or one or more predecessor Securities) registered at the close of business on the relevant record date therefor according to their terms and the terms of this Indenture.
SECTION 3.05. Deposit of Redemption Price.
          On or before 10:00 a.m. New York time on the redemption date, the Issuer shall deposit with the Paying Agent funds sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Securities to be redeemed on that date.
SECTION 3.06. Securities Redeemed in Part.
          Upon surrender of a Security that is to be redeemed in part, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security or Securities of the same Series and the same Maturity Date equal in principal amount to the unredeemed portion of the original Security shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Security surrendered.
ARTICLE FOUR
COVENANTS
     SECTION 4.01. Payment of Principal and Interest.
          The Issuer shall pay or cause to be paid the principal of and interest on the Securities of each Series in the manner provided in such Securities and this Indenture. An installment of principal of, or interest on, Securities shall be considered paid on the date it is due if the Trustee or the Paying Agent (other than the Issuer or an Affiliate thereof) holds on that date funds designated for and sufficient to pay the installment. The Paying Agent shall return to the Issuer promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal and interest paid on the Securities. If a payment date is not a Business Day, at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.
SECTION 4.02. Maintenance of Office or Agency.
          The Issuer covenants and agrees for the benefit of the Holders of each Series of Securities that it will maintain in the Borough of Manhattan, The City of New York, New York the office or agency (which may be an office or drop facility of the Trustee, the Registrar or the Service Agent, as applicable, for such Securities or an Affiliate of such Trustee, the Registrar or the Service Agent, as applicable, for such Securities) where such Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of such Securities and this Indenture may be served. The Issuer will give prompt written notice to the Trustee for such Securities of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish such Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of such Trustee.
          The Issuer may also from time to time designate one or more other offices or agencies where Holders of a Series of Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee for such Series of Securities of any such designation or rescission and of any change in the location of any such other office or agency.
          With respect to each Series of Securities, the Issuer hereby designates the Corporate Trust Office of the Trustee for such Securities as one such office or agency of the Issuer in accordance with Section 2.05 hereof.
SECTION 4.03. Corporate Existence.
          Except as otherwise permitted by Article Five and the other provisions of this Indenture, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights (charter and statutory) and material franchises; provided, however, that the Issuer shall not be required to preserve any such right or franchise if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, or if the failure so to preserve would not reasonably be expected to have a material adverse effect on the Issuer and its Subsidiaries, taken as a whole.

SECTION 4.04. Compliance Certificate.
          The Issuer and each guarantor of any Series of Securities (to the extent that such guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee with respect to such Series, within one hundred twenty (120) days after the end of each fiscal year of the Issuer, an Officers’ Certificate stating that, in the course of the performance by the signers of their duties as Officers of the Issuer, they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such fiscal year. If they do know of such a Default, the certificate shall describe the Default, its status and what action, if any, the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Trust Indenture Act § 314(a)(4).
SECTION 4.05. Waiver of Stay, Extension or Usury Laws.
          The Issuer and each guarantor, if any, of any Series of Securities covenants (to the extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or such guarantor from paying all or any portion of the principal of and/or interest on such Securities or the guarantee, if any, of any such guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 4.06. SEC Reports.
          (a) Whether or not required by the SEC’s rules and regulations, so long as any Securities of any Series are outstanding, the Issuer will furnish to the Holders of such Securities, cause the Trustee with respect to such Securities to furnish to the Holders of such Securities, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations:
          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or any successor forms) if the Issuer were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s independent accountants; and
          (2) all current reports that would be required to be filed with the SEC on Form 8-K (or any successor form) if the Issuer were required to file these reports.
          (b) In addition, whether or not required by the SEC’s rules and regulations, the Issuer will file a copy of all of the information and reports referred to in clauses (a)(1) and (a)(2) above with the SEC for public availability within the time periods applicable to the Issuer under Section 13(a) or 15(d) of the Exchange Act (unless the SEC will not accept the filing, in which case the Issuer shall make the information available to securities analysts and prospective investors upon request). The Issuer also shall comply with the other provisions of Trust Indenture Act § 314(a).
ARTICLE FIVE
SUCCESSOR CORPORATION
SECTION 5.01. Merger, Consolidation, or Sale of Assets.
          (a) The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (1) consolidate or merge with or into any other Person (other than a merger with an Affiliate of the Issuer solely for the purpose of changing the Issuer’s jurisdiction of incorporation to another State of the United States or forming a direct holding company of the Issuer), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and its Subsidiaries (taken as a whole) to any other Person or (2) effect a Plan of Liquidation, unless, in either case:
          (1) either:
          (i) the Issuer will be the surviving or continuing corporation; or
          (ii) the Person formed by or surviving such consolidation or merger (if not the Issuer) or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by a supplemental indenture hereto in form and substance satisfactory to the Trustee, all of the Obligations of the Issuer under the Securities and this Indenture; and
          (2) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (a)(1) above, if applicable, and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing.
          (b) For purposes of the foregoing, the sale, lease, transfer, conveyance or other disposition or assignment of all or substantially all of the assets of one or more of the Issuer’s Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.
          (c) Upon any consolidation, combination or merger of the Issuer, or any sale, lease, transfer, conveyance or other disposition or assignment of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer is not the continuing obligor under the Securities and this Indenture, the surviving entity formed by such consolidation or into which the Issuer is merged or the entity to which the sale, lease, transfer, conveyance, or other disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Securities and this Indenture with the same effect as if such surviving entity had been named therein as the Issuer, and, except in the case of such a lease, the Issuer will be released from its Obligations under the Securities and this Indenture.
          (d) This Section 5.01 shall not apply to (i) any sale, lease, transfer, conveyance or other disposition or assignment of assets between or among (A) the Issuer and any of its Subsidiaries or (B) two or more Subsidiaries of the Issuer, or (ii) any merger or consolidation between the Issuer and any of its Subsidiaries or between any two Subsidiaries of the Issuer.
ARTICLE SIX
DEFAULT AND REMEDIES
SECTION 6.01. Events of Default.
          “Event of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officers’ Certificate, it is provided that such Series shall not have the benefit of said Event of Default:
               (1) failure by the Issuer to pay interest on any of Security of that Series when it becomes due and payable and the continuance of any such failure for thirty (30) consecutive days;
               (2) failure by the Issuer to pay the principal on any Security of that Series when it becomes due and payable, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise;
               (3) failure to deposit any sinking fund payment, when and as due in respect of any Security of that Series;
               (4) failure by the Issuer to comply with any other agreement or covenant in this Indenture and the continuance of any such failure for sixty (60) consecutive days after notice of such failure has been given to the Issuer by the Trustee or by the Holders of at least twenty-five percent (25%) of the aggregate principal amount of the Securities of that Series then outstanding;
               (5) the Issuer pursuant to or within the meaning of any Bankruptcy Law:
               (i) commences a voluntary case,
               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its assets,
               (iv) makes a general assignment for the benefit of its creditors, or
               (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
               (i) is for relief against the Issuer as debtor in an involuntary case,
               (ii) appoints a Custodian of the Issuer or for all or substantially all of its assets, or
               (iii) orders the liquidation of the Issuer, and the order or decree remains unstayed and in effect for ninety (90) days; or
               (7) any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, in accordance with Section 2.02(r).
SECTION 6.02. Acceleration.
          If an Event of Default specified in Section 6.01(5) or Section 6.01(6) with respect to the Issuer occurs, all outstanding Securities shall become immediately due and payable without any further action or notice. If an Event of Default (other than an Event of Default specified in Section 6.01(5) or Section 6.01(6) with respect to the Issuer) shall have occurred and be continuing under this Indenture and the Securities of any Series, the Trustee, by notice to the Issuer, or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Securities of such Series then outstanding by notice to the Issuer and the Trustee, may declare all amounts owing under such Securities of such Series to be due and payable immediately. Upon such acceleration or declaration of acceleration, the aggregate principal (or, if any Securities of that Series are Discount Securities, such portion of the principal as may be specified in the terms of such Securities) of and accrued and unpaid interest on the outstanding Securities of such Series shall immediately become due and payable; provided, however, that after such acceleration or declaration of acceleration, but before a judgment or decree based on acceleration or declaration of acceleration, the Holders of a majority in aggregate principal amount of such outstanding Securities of such Series may rescind and annul such acceleration or declaration of acceleration:
               (1) if the rescission would not conflict with any judgment or decree;
               (2) if all existing Defaults have been cured or waived (except nonpayment of principal and interest that has become due solely because of this acceleration);
               (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due (otherwise than by such declaration of acceleration), has been paid;

               (4) if the Issuer has paid to the Trustee its reasonable compensation and reimbursed the Trustee of its expenses, disbursements and advances; and
               (5) in the event of a cure or waiver of a Default of the type set forth in Section 6.01(5) or Section 6.01(6), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
SECTION 6.03. Other Remedies.
          If a Default with respect to Securities of any Series at the time outstanding occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, such Securities or to enforce the performance of any provision of such Securities or this Indenture.
          The Trustee for such Securities may maintain a proceeding even if it does not possess any of such Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Securities in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.
SECTION 6.04. Waiver of Past Defaults.
          Holders of at least a majority in aggregate principal amount of the then outstanding Securities of any Series (which may include consents obtained in connection with a tender offer or exchange offer of such Securities), by notice to the Trustee for such Securities, may, on behalf of all of the Holders of such Securities, waive an existing Default with respect to such Securities and its consequences, except a Default in the payment of principal or interest on such Securities; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities of any Series may, on behalf of all of the Holders of such Securities, rescind an acceleration of such Securities and its consequences, including any related payment Default that resulted from such acceleration. When a Default is waived, it is cured and ceases.
SECTION 6.05. Control by Majority.
          (a) The Holders of at least a majority in aggregate principal amount of the outstanding Securities of any Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee of such Series or exercising any trust or power conferred on it with respect to such Series. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          (b) In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.
SECTION 6.06. Limitation on Suits.
          (a) Subject to Section 6.07, no Holder of any Securities of any Series will have any right to institute any proceeding with respect to this Indenture or such Securities for any remedy thereunder, unless the Trustee for such Securities:
          (1) has failed to act for a period of sixty (60) consecutive days after receiving notice of a continuing Event of Default from such Holder and a request to act by Holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding Securities of such Series;
          (2) has been offered indemnity satisfactory to it in its reasonable judgment; and
          (3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Securities of such Series a direction inconsistent with such request.
          (b) A Holder of any Securities of any Series may not use this Indenture to prejudice the rights of another Holder of such Securities of such Series or to obtain a preference or priority over another Holder of Securities of such Series.
SECTION 6.07. Rights of Holders to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder of any Securities of any Series to receive payment of principal of, and interest on, such Securities, on or after the respective due dates expressed in such Securities (including, if applicable, in connection with an offer to purchase or redeem), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.08. Collection Suit by Trustee.
          If a Default specified in Section 6.01(1), 6.01(2) or 6.01(3) with respect to Securities of any Series occurs and is continuing, the Trustee for such Securities may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on such Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by such Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.
          The Trustee for each Series of Securities may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of such Trustee (including any claim for the compensation, expenses, disbursements and advances of such Trustee, its agents and counsel) and the Holders of the Securities for which it acts as trustee allowed in any judicial proceedings relating to the Issuer (or any other obligor upon such Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any monies or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder of such Securities to make such payments to such Trustee and, in the event that such Trustee shall consent to the making of such payments directly to such Holders, to pay to such Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, and any other amounts due such Trustee under this Indenture. Nothing herein contained shall be deemed to authorize such Trustee to authorize or consent to or accept or adopt on behalf of any Holder for which it acts as trustee any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of such Holder, or to authorize such Trustee to vote in respect of the claim of any such Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.
SECTION 6.10. Priorities.
          If the Trustee for any Series of Securities collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under this Indenture, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders of such Securities for interest accrued on such Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for interest; and
     Third: to Holders of such Securities for principal amounts due and unpaid on such Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal; and
     Fourth: to the Issuer or, if applicable, any guarantors with respect to such Securities, as their interests may appear, or to such other Person or Persons as a court of competent jurisdiction shall direct.
          The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against any Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities of any Series.
ARTICLE SEVEN
TRUSTEE
SECTION 7.01. Duties of Trustee.
          (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (b) Except during the continuance of a Default:
          (1) The Trustee need perform only those duties as are specifically set forth herein or in the Trust Indenture Act, and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.
          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
          (1) This paragraph does not limit the effect of Section 7.01(b).
          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.
          (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.
SECTION 7.02. Rights of Trustee.
          Subject to Section 7.01:
          (a) The Trustee may rely conclusively on any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.
          (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.
          (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
          (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.
          (j) Except with respect to Section 4.01 and Section 4.04, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have knowledge of any Default except (i) any Default occurring pursuant to Section 4.01, Section 4.04, Section 6.01(1), Section 6.01(2) or Section 6.01(3) or (ii) any Default of which the Trustee shall have received written notification.
          (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act for it hereunder.
SECTION 7.03. Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
SECTION 7.04. Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

SECTION 7.05. Notice of Default.
          If a Default occurs and is continuing with respect to the Securities of any Series and the Trustee receives written notice of such Default, the Trustee shall mail to each Holder of the Securities of that Series and, if any Bearer Securities are outstanding, publish on one occasion in an Authorized Newspaper, notice of a Default within thirty (30) days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default. Except in the case of a Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interests of Holders of that Series.
SECTION 7.06. Reports by Trustee to Holders.
          Within sixty (60) days after each January 1, beginning with January 1, 2010, the Trustee shall, to the extent that any of the events described in Trust Indenture Act § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Trust Indenture Act § 313(a). The Trustee also shall comply with Trust Indenture Act §§ 313(b), 313(c) and 313(d).
          A copy of each report at the time of its mailing to Holders of any Series shall be filed with the SEC and each stock exchange on which the Securities of that Series are listed. The Issuer shall promptly notify the Trustee when Securities of any Series are listed on any stock exchange.
          The Issuer shall notify the Trustee if the Securities of any Series become listed on any securities exchange or of any delisting thereof, and the Trustee shall comply with Trust Indenture Act § 313(d).
SECTION 7.07. Compensation and Indemnity.
          The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.
          The Issuer shall indemnify each of the Trustee or any predecessor Trustee and its agents for, and hold them harmless against, any and all loss, damage, claims (including taxes (other than taxes based upon, measured by or determined by the income of the Trustee)), liability or expense incurred by them arising out of or in connection with the acceptance or administration of this trust (including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder), except in each of the foregoing cases to the extent caused by any negligence, bad faith or willful misconduct on their part. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. The Issuer may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Issuer and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.
          When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(5) or Section 6.01(6) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.
          Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.
SECTION 7.08. Replacement of Trustee.
          The Trustee may resign with respect to the Securities of one or more Series by so notifying the Issuer at least thirty (30) days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee with respect to Securities of one or more Series if:
               (1) the Trustee fails to comply with Section 7.10;
               (2) the Trustee is adjudged a bankrupt or an insolvent;
               (3) a receiver or other public officer takes charge of the Trustee or its property; or
               (4) the Trustee becomes incapable of acting.
          If the Trustee retires, whether by resignation or removal, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one (1) year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, after payment of all sums then owing to the Trustee pursuant to Section 7.07, the retiring Trustee shall transfer all property held by it as

Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of each such Series and, if any Bearer Securities are outstanding, publish such notice on one occasion in an Authorized Newspaper.
          If a successor Trustee with respect to the Securities of any one or more Series does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least ten percent (10%) in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.
          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding the appointment of a successor Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09. Successor Trustee by Merger, Etc.
          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.
SECTION 7.10. Eligibility; Disqualification.
          The Trustee shall at all times satisfy the requirements of Trust Indenture Act §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met. The provisions of Trust Indenture Act § 310 shall apply to the Issuer and any other obligor of the Securities.
SECTION 7.11. Preferential Collection of Claims Against the Issuer.
          The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

ARTICLE EIGHT
DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 8.01. Termination of the Issuer’s Obligations.
          Except as otherwise provided in the last paragraph of this Section 8.01, this Indenture will be discharged and will cease to be of further effect as to a Series of Securities issued hereunder, when either:
          (a) all such Securities that have been authenticated (except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust), have been delivered to the Trustee for cancellation, or
     (b) (1) all such Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Securities cash in Dollars or U.S. Government Obligations, or a combination thereof, in amounts sufficient (without reinvestment) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on such Securities not theretofore delivered to the Trustee for cancellation to the date of maturity or redemption;
          (2) the Issuer or any guarantor of such Securities has paid or caused to be paid all other sums payable by the Issuer under this Indenture; and
          (3) the Issuer has delivered irrevocable instructions to the Trustee for such Securities under this Indenture to apply the deposited money toward the payment of such Securities at maturity or on the date of redemption, as the case may be.
In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee for such Securities stating that all conditions precedent to satisfaction and discharge have been complied with.
          In the case of clause (b) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer’s obligations in Sections 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 4.03 (as to legal existence of the Issuer only), 7.07, 8.05 and 8.06 shall survive until such Securities are no longer outstanding pursuant to the last paragraph of Section 2.09. In addition, nothing in this Section 8.01 shall be deemed to discharge the obligations in Section 7.07, 8.04(a), 8.05 or 8.06, all of which shall survive the satisfaction and discharge of this Indenture.
          After such delivery or irrevocable deposit, the Trustee upon request by the Issuer shall acknowledge in writing the discharge of the Issuer’s obligations under such Securities and this Indenture except for the surviving obligations specified above.

SECTION 8.02. Legal Defeasance and Covenant Defeasance.
          (a) The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02(b) or 8.02(c) applied to all outstanding Securities of any Series upon compliance with the conditions set forth below in this Article Eight.
          (b) Upon the Issuer’s exercise under Section 8.02(a) of the option applicable to this Section 8.02(b), the Issuer and each guarantor, if any, of such Securities will, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its or their obligations with respect to all outstanding Securities of such Series (including the related guarantees, if any) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and such guarantors, if any, will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of such Series (including the related guarantees, if any), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its or their other obligations under such Securities, such guarantees, if any, and this Indenture (and the Trustee for such Securities, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
          (1) the rights of Holders of outstanding Securities of such Series to receive, solely from the trust fund described in Section 8.04, and as more fully set forth in Section 8.04, payments in respect of the principal of or interest on, such Securities when such payments are due;
          (2) the Issuer’s obligations with respect to such Securities under Article Two and Section 4.02 hereof;
          (3) the rights, powers, trusts, duties and immunities of the Trustee for such Securities hereunder and the Issuer’s and the guarantors’, if any, obligations in connection therewith; and
          (4) the provisions of this Article Eight applicable to Legal Defeasance (including Sections 8.04, 8.05 and 8.06).
          Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c) hereof.
          (c) Upon the Issuer’s exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(c), the Issuer and each of the guarantors, if any, will, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from each of their or its obligations under the covenants specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, in accordance with Section 2.02(v), with respect to the outstanding Securities of the applicable Series on and after the date the conditions set forth in Section 8.03 hereof are satisfied (hereinafter, “Covenant Defeasance”), and such Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of such Securities (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such Series, the Issuer may omit to comply with and shall have no obligation or liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Securities will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.02(a) of the option applicable to this Section 8.02(c), subject to the satisfaction of the conditions set forth in Section 8.03, clause (4) of Section 6.01 shall not constitute an Event of Default.
SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.
     In order to exercise either Legal Defeasance under Section 8.02(b) or Covenant Defeasance under Section 8.02(c) with respect to Securities of any Series:
          (1) the Issuer must irrevocably deposit with the Trustee for such Securities, in trust, for the benefit of the Holders of such Securities, money or U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on, and any mandatory sinking fund payments in respect of, the outstanding Securities of such Series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Securities are being defeased to such stated date for payment or to a particular redemption date;
          (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee for such Securities an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:
          (i) the Issuer has received from, or there has been published by, the Internal Revenue Service, a ruling, or
          (ii) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon, the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
          (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee for such Securities an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of such Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
          (4) no Default with respect to such Securities shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit);
          (5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such default resulting solely from the borrowing of funds to be applied to such deposit and the grant of any Lien on such deposit in favor of the Trustee and/or the Holders);
          (6) the Issuer shall have delivered to the Trustee for such Securities an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of such Securities over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other of its creditors; and
          (7) the Issuer shall have delivered to the Trustee for such Securities an Officers’ Certificate and an Opinion of Counsel, stating, in the case of the Officers’ Certificate, clauses (1) through (6) of this Section 8.03, as applicable, have been complied with and stating, in the case of the Opinion of Counsel, that the conditions provided for in clause (2) or (3), as applicable, and clause (5) of this Section 8.03 have been complied with.
SECTION 8.04. Application of Trust Money.
          (a) The Trustee or Paying Agent shall hold in trust all money and U.S. Government Obligations (including the proceeds thereof) deposited with it pursuant to this Article Eight in respect of the outstanding Securities of any Series, and shall apply the deposited money and U.S. Government Obligations (including any proceeds thereof) in accordance with this Indenture to the payment of the principal of and the interest on such Securities. The Trustee shall be under no obligation to invest said money and U.S. Government Obligations (including any proceeds thereof), except as it may agree with the Issuer.
          (b) The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations (including any proceeds thereof) deposited pursuant to Section 8.03, or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of the applicable Series.
          (c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall promptly deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 8.05. Repayment to the Issuer.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Series of Securities and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holders of such Securities will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.
SECTION 8.06. Reinstatement.
          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article Eight or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and any applicable guarantors’ Obligations under this Indenture and the applicable Securities and the guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article Eight; provided, however, that if the Issuer has made any payment of interest on, or principal of, any such Securities following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 9.01. Without Consent of Holders.
     Subject to Section 9.02 of this Indenture, the Issuer and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Holder:
          (1) to cure any ambiguity, defect or inconsistency;
          (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (3) to provide for the assumption of the Issuer’s or a guarantor’s obligations to the Holders of the Securities in the case of a merger, consolidation or sale of all or substantially all of the assets, in accordance with Article Five;
          (4) to add guarantees with respect to the Securities of any Series;
          (5) to release any guarantor from its guarantee or any of its other obligations under this Indenture (to the extent permitted by this Indenture);
          (6) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights hereunder of any Holder;
          (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
          (8) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture; or
          (9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.
          Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee will join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
SECTION 9.02. With Consent of Holders.
          (a) The Issuer and the Trustee may enter into a supplemental indenture hereto with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture hereto or of modifying in any manner the rights of the Holders of each such Series. Subject to Section 6.07, the Holders of at least a majority in aggregate principal amount of the outstanding Securities of each Series by notice to the Trustee (including waivers obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Issuer with any provision of this Indenture or the Securities with respect to such Series without notice to any other Holders.

          (b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, no amendment or waiver may (with respect to any Securities held by a non-consenting Holder):
          (1) reduce the principal or change the Stated Maturity of any Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;
          (2) reduce the rate of or extend the time for payment of interest on any Security;
          (3) reduce the principal amount of Discount Securities payable upon acceleration of the maturity thereof;
          (4) waive a redemption payment with respect to any Security or change any of the provisions with respect to the redemption of any Securities, except as specifically set forth in the Board Resolution, supplemental indenture or Officers’ Certificate delivered pursuant to Section 2.02;
          (5) make the principal of or interest, if any, on any Security payable in money or currency other than that stated in the Security;
          (6) if the Securities of such Holder are entitled to the benefit of any guarantee, release any guarantor of such Securities other than as provided in this Indenture or modify the guarantee in any manner adverse to such Holder;
          (7) waive a Default in the payment of principal of or interest on any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in principal amount of the outstanding Securities of such Series and a waiver of the payment Default that resulted from such acceleration);
          (8) change the amount of Securities whose Holders must consent to an amendment, supplement or waiver; or
          (9) make any change in Section 6.07, this Section 9.02(b), Section 10.14 or Section 10.15.
          (c) It shall not be necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
          (d) A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Securities will not be rendered invalid by such tender or exchange.
          (e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail, or cause to be mailed, to the Holders of Securities affected thereby and, if any Bearer Securities affected thereby are outstanding, publish on one occasion in an Authorized Newspaper, a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
SECTION 9.03. Compliance with the Trust Indenture Act.
          Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the Trust Indenture Act as then in effect.
SECTION 9.04. Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.
          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least thirty (30) days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.
          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of Securities who has consented to it and every subsequent Holder of a Securities or portion of Securities that evidences the same debt as the consenting Holder’s Securities; provided, however, that no such amendment, supplement or waiver shall impair or affect the right of any Holder to receive payment of principal of, and interest on, a Security, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
SECTION 9.05. Notation on or Exchange of Securities.
          If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Security about the changed terms and cause the Trustee to return it to the Holder at the Issuer’s expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue, and the Trustee shall authenticate, a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.06. Trustee To Sign Amendments, Etc.
          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes legal, valid and binding obligations of the Issuer enforceable in accordance with its terms, subject to customary exceptions. Such Opinion of Counsel shall be at the expense of the Issuer.
SECTION 9.07. Trustee Protected.
          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee shall sign all supplemental indentures hereto, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.
ARTICLE TEN
MISCELLANEOUS
SECTION 10.01. Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.
SECTION 10.02. Notices.
          Any notices or other communications to the Issuer, any Subsidiary of the Issuer, or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by nationally recognized overnight courier service, by facsimile transmission or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuer or any of its Subsidiaries:
Inverness Medical Innovations, Inc.
51 Sawyer Road
Waltham, Massachusetts 02453
Attention: Chief Financial Officer
Telephone: (781) 647-3900
Facsimile: (781) 647-3939
With a copy to (which copy alone shall not constitute notice):
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
Attention: Ellen Chiniara, Esq., General Counsel
Telephone: (781) 647-3900
Facsimile: (781) 647-3939
And with a copy to (which copy alone shall not constitute notice):
Foley Hoag LLP
Seaport World Trade Center West
155 Seaport Boulevard
Boston, Massachusetts 02210
Attention: John D. Patterson, Esq.
Telephone: (617) 832-1000
Facsimile: (617) 832-7000
if to the Trustee:
U.S. Bank National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention: Corporate Trust Services
Telephone: (212) 361-6184
Facsimile: (212) 809-5459
          Each of the Issuer (both for itself and any of its Subsidiaries) and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer, any Subsidiary of the Issuer, and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if sent by facsimile transmission during normal business hours of the recipient, or, if not sent during normal business hours of the recipient, on the Business Day after the day receipt is acknowledged; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); one (1) Business Day after deposit with a nationally recognized overnight courier service guaranteeing overnight delivery of such notice or communication.
          Any notice or communication to a Holder required or permitted hereunder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and, if any Bearer Securities are outstanding, published in an Authorized Newspaper.
          Failure to mail a notice or communication to a Holder of Securities of any Series or any defect in it shall not affect its sufficiency with respect to other Holders of that or any other Series. If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the addressee receives it.
          If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
SECTION 10.03. Communications by Holders with Other Holders.
          Holders of any Series may communicate pursuant to Trust Indenture Act § 312(b) with other Holders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or any other Series. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).
SECTION 10.04. Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee, at the request of the Trustee:
          (1) an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee, stating that all conditions precedent, if any, to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (2) an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.
SECTION 10.05. Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the Officers’ Certificate required by Section 4.04 or a certificate provided pursuant to Trust Indenture Act § 314(a)(4)) shall comply with the provisions of Trust Indenture Act § 314(e) and shall include:
          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and
          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
SECTION 10.06. Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or a meeting of Holders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.
SECTION 10.07. Legal Holidays.
          If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.
SECTION 10.08. Governing Laws.
          This Indenture, the Securities, and any guarantees hereunder, will be governed by and construed in accordance with the laws of the State of New York.
SECTION 10.09. No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 10.10. No Recourse Against Others.
          No director, officer, employee, incorporator, stockholder, member or manager of the Issuer or any Subsidiary shall have any liability for any obligations of the Issuer or any Subsidiary under the Securities of any Series or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation, and no Officer shall have any personal liability for any Officers’ Certificate signed by such Officer or any inaccuracy therein. Each Holder of Securities of any Series by accepting such Securities waives and releases all such liability. Such waiver and release shall be part of the consideration for issuance of such Securities.

SECTION 10.11. Successors.
          All agreements of the Issuer or any Subsidiary in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.
SECTION 10.12. Duplicate Originals.
          All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.
SECTION 10.13. Severability.
          To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
SECTION 10.14. Securities in a Foreign Currency or in ECU.
          Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate delivered pursuant to Section 2.02 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a coin or currency other than Dollars (including ECUs), then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate at such time. For purposes of this Section 10.14, “Market Exchange Rate” shall mean the noon Dollar buying rate in New York City, New York for cable transfers of that currency as published by the Federal Reserve Bank of New York; provided, however, in the case of ECUs, “Market Exchange Rate” shall mean the rate of exchange determined by the Commission of the European Union (or any successor thereto) as published in the Official Journal of the European Union (such publication or any successor publication, the “Journal”). If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or, in the case of ECUs, the rate of exchange as published in the Journal, as of the most recent available date, or quotations or, in the case of ECUs, rates of exchange from one or more major banks in The City of New York, New York or in the country of issue of the currency in question or, in the case of ECUs, in Luxembourg or such other quotations or, in the case of ECUs, rates of exchange as the Trustee, upon consultation with the Issuer, shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

          All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, to the extent permitted by law, be conclusive for all purposes and irrevocably binding upon the Issuer and all Holders.
SECTION 10.15. Judgment Currency.
          The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York, New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York, New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with the preceding clause (a) of this Section 10.15), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York, New York on which banking institutions are authorized or required by law, regulation or executive order to close.
ARTICLE ELEVEN
SINKING FUNDS
SECTION 11.01. Applicability of Article.
          The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.
          The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “mandatory sinking fund payment” and any other amount provided for by the terms of Securities of such Series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in

Section 11.02. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.
SECTION 11.02. Satisfaction of Sinking Fund Payments with Securities.
          The Issuer may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been repurchased by the Issuer or redeemed either at the election of the Issuer pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officers’ Certificate with respect thereto, not later than fifteen (15) days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.02, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of an Issuer Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of an Issuer Order pay over and deliver to the Issuer any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Issuer to the Trustee of Securities of that Series purchased by the Issuer having an unpaid principal amount equal to the cash payment required to be released to the Issuer.
SECTION 11.03. Redemption of Securities for Sinking Fund.
          Not less than forty-five (45) days (unless otherwise indicated in the Board Resolution, supplemental indenture or Officers’ Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Issuer will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Issuer shall thereupon be obligated to pay the amount therein specified.
          Not less than thirty (30) days (unless otherwise indicated in the Board Resolution, supplemental indenture or Officers’ Certificate in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 3.03. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.04, 3.05 and 3.06.
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

INVERNESS MEDICAL INNOVATIONS, INC., as Issuer
By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Its:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION			,
as Trustee

By:	/s/ Thomas E. Tabor
	Name:	Thomas E. Tabor
	Its:	Vice President